UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K/A
(Amendment No. 1)
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 21, 2016
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Open Text Corporation
(Exact name of Registrant as specified in its charter)
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Canada	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1
(Address of principal executive offices)
(519) 888-7111
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
•Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
•Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
•Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
•Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Form 8-K/A (“Amendment No. 1”) is filed by Open Text Corporation (“OpenText”) as an amendment to a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 22, 2016 (the “Original 8-K”) relating, in part, to the 2-for-1 share split (the “Share Split”) of the outstanding common shares of OpenText (“Common Shares”). This Amendment No. 1 is filed to amend Item 8.01 of the Original 8-K to the extent that the Share Split has been effected by way of a share sub-division and to include a reference to Item 5.03.
Other than as described above, the Original 8-K has not been updated and the information disclosed therein remains in effect as of the filing date of the Original 8-K. This Amendment No. 1 does not purport to provide an update or a discussion of any developments at OpenText subsequent to the filing date of the Original 8-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
The information set forth below under Item 8.01 is hereby incorporated by reference into this Item 5.03. As previously reported in a Current Report on Form 8-K filed with the SEC on September 23, 2016, shareholders of OpenText approved the adoption of a special resolution authorizing the amendment to OpenText’s articles to change the number of Common Shares, whether issued or unissued, on a 2-for-1 basis, such that each Common Share will become two Common Shares. The amendment was effected on December 22, 2016 in connection with the Share Split.

Item 8.01	Other Events
Share Split
On December 21, 2016, OpenText announced that its board of directors had approved a 2-for-1 share split of the outstanding common shares of OpenText, to be implemented by way of a share sub-division, whereby shareholders of record at close of business on Monday, January 9, 2017 (the “Record Date”) would receive on Tuesday, January 24, 2017 (the “Payment Date”) one Common Share for each Common Share held as of the Record Date.
The NASDAQ and the Toronto Stock Exchange have determined to implement due bill trading in connection with the Share Split. A due bill is an entitlement attached to listed securities undergoing a material corporation action, such as the Share Split. In this instance, anyone purchasing a Common Share during the period commencing at the opening of business two trading days prior to the Record Date (i.e., Thursday, January 5, 2017) and ending on the Payment Date (i.e., Tuesday, January 24, 2017), inclusive (the “due bill period”), will receive a distributable right. Any trades that are executed during the due bill period will be flagged to ensure purchasers receive the entitlement to the additional Common Share distributable as a result of the Share Split. The Common Shares will commence trading on an ex-distribution basis on Wednesday, January 25, 2017. The due bill redemption date will be Friday, January 27, 2017.
Adjusting for the Share Split, OpenText had 263,000,896 Common Shares outstanding, and in the Company’s upcoming 10-Q filing for the quarter ending December 31, 2016, all current period and historical per share data and number of Common Shares will be presented on a post-Share Split basis.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

January 25, 2017	By:	/s/ Gordon A. Davies
Gordon A. Davies EVP, Chief Legal Officer and Corporate Development